Exhibit 5.1

CONSENT OF INDEPENDENT AUDITORS

To the Sponsor, Trustee and Unit Holders of

Tax Exempt Securities Trust, National Trust 370, Massachusetts Trust 78 and Pennsylvania Trust 128:

We consent to the use of our report dated July 30, 2003, included herein and to the reference to our firm under the heading “Auditors” in the Prospectus.

New York, New York

July 30, 2003